Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Goldman Sachs BDC, Inc. of our report dated February 23, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Goldman Sachs BDC, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the references to us under the headings “Experts” and “Senior Securities” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA

September 29, 2023